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                                                                    Exhibit 21

                            INTERNATIONAL SPECIALTY PRODUCTS INC.
                                     LIST OF SUBSIDIARIES

                                                                  STATE OF
COMPANY                                                           INCORPORATION
-------                                                           -------------

Belleville Realty Corp.                                           Delaware
ISP Opco Holdings Inc.                                            Delaware
     Bluehall Incorporated                                        Delaware
        Verona Inc.                                               Delaware
     International Specialty Products Funding Corporation         Delaware
     ISP Alginates Inc.                                           Delaware
     ISP Environmental Services Inc.                              Delaware
     ISP Management Company, Inc.                                 Delaware
     ISP Minerals Inc.                                            Delaware
     ISP Mineral Products Inc.                                    Delaware
     ISP Realty Corporation                                       Delaware
     ISP Real Estate Company, Inc.                                Delaware
     ISP Technologies Inc.                                        Delaware
     ISP Chemicals Inc.                                           Delaware
        ISP Fine Chemicals Inc.                                   Delaware
        ISP Freetown Fine Chemicals Inc.                          Delaware
        ISP Newark Inc.                                           Delaware
        ISP Van Dyk Inc.                                          Delaware
        ISP Investments Inc.                                      Delaware
            ISP Global Technologies Inc.                          Delaware
              ISP International Corp.                             Delaware
                ISP (Puerto Rico) Inc.                            Delaware
              ISP Andina, C.A.                                    Venezuela
              ISP Argentina S.A.                                  Argentina
              ISP Asia Pacific Pte Ltd.                           Singapore
              ISP (Australasia) Pte Ltd.                          Australia
              ISP (Belgium) N.V.                                  Belgium
              ISP (Belgium) International N.V.                    Belgium
              ISP do Brasil Ltda.                                 Brazil
              ISP (Canada) Inc.                                   Canada
              ISP Ceska Republika Spol, S.R.O.                    Czech. Rep.
              ISP (China) Limited                                 China
              ISP Colombia Ltda.                                  Colombia
              ISP Freight Service N.V.                            Belgium
              ISP Global Operations (Barbados) Inc.               Barbados
              ISP Global Technologies (Belgium) S.A.              Belgium
              ISP Global Technologies (Germany) Holding GmbH      Germany
                 ISP Customer Service GmbH                        Germany
                 ISP Global Technologies Deutschland GmbH         Germany
              International Specialty Products ISP (France) S.A.  France
              ISP Holdings (U.K.) Ltd.                            United Kingdom
                 ISP Alginates (U.K.) Ltd.                        United Kingdom
                 ISP (Great Britain) Co. Ltd.                     United Kingdom


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            ISP (Hong Kong) Limited                               Hong Kong
            ISP Ireland(1)                                        Ireland
            ISP (Italia) S.r.l.                                   Italy
            ISP (Japan) Ltd.                                      Japan
            ISP (Korea) Limited                                   Korea
            ISP Marl Holdings GmbH                                Germany
                ISP Acetylene GmbH                                Germany
                ISP Marl GmbH                                     Germany
            ISP Mexico, S.A. de C.V.                              Mexico
            ISP (Norden) A.B.                                     Sweden
            ISP (Osterreich) G.m.b.h.                             Austria
            ISP (Polska) Sp.z. o.p.                               Poland
            ISP Sales (Barbados) Inc.                             Barbados
            ISP Sales (U.K.) Limited                              Ireland
            ISP (Singapore) Pte Ltd.                              Singapore
            ISP (Switzerland) A.G.                                Switzerland
            ISP (Thailand) Co., Ltd.                              Thailand
            Chemfields Pharmaceuticals Private Limited(2)         India


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           (1) 25% owned by ISP (Italia) S.r.l.; 75% owned by International
               Specialty Products ISP (France) S.A.

           (2) 50.1% owned by ISP Global Technologies Inc.